EXHIBIT 99.1

VolitionRx Limited Announces Second Quarter 2025 Financial Results and Business Update

Conference call to discuss financial and operational results scheduled for

Friday, August 15 at 8:30 a.m. U.S. Eastern Time

Henderson, Nevada, August 14, 2025 /PRNewswire/ -- VolitionRx Limited (NYSE AMERICAN: VNRX) (“Volition”), a multi-national epigenetics company, today announces financial results and a business update for the second quarter ended June 30, 2025.  Volition management will host a conference call tomorrow, August 15 at 8:30 a.m. U.S. Eastern Time to discuss these results. Conference call details can be found below.

An interview with Cameron Reynolds, President and Group Chief Executive Officer

https://youtu.be/2z0r8qSzqLM

Cameron Reynolds, President and Group Chief Executive Officer, said:

“2025 is a pivotal year for Volition as we focus on commercializing our ground breaking Nu.Q® platform in the human diagnostics market and as reported previously we are in confidential discussions with more than ten companies.

“We are at various stages of the process across our different pillars ranging from due diligence, to tech transfer, to evaluation of clinical samples, to term sheet negotiation, and contract finalization. I am delighted to see things moving through the funnel, albeit confidentially at this stage, and expect to be able to sign our first agreement in the human diagnostics space this quarter.

“We believe that our strong clinical evidence supports the broad applicability of our Nu.Q® technology in critical areas such as cancer and sepsis, including as a biomarker of interest to epigenetic drug development, an ever expanding area of focus for big pharma.

"Our goal is to secure multiple licensing agreements in the human diagnostics space this year, mirroring our successful strategy in the veterinary market. Similar to the veterinary market, we anticipate diverse deal structures, with potential for up front and milestone payments, and future recurring revenue.

“Overall, we are making strong progress and expect the first human out licensing deal this quarter.”

Financial Highlights

•	Recorded just over $0.4 million revenue for the second quarter, bringing first half 2025 growth to 15% over the prior year.
•	Net loss was down 11% for the quarter and 24% for the first half compared to the prior year comparatives.
•	Net cash used in operating activities for the first half of 2025 was $10.6 million, down 30% over the same period prior year.
•	Cash and cash equivalents as of June 30, 2025 totaled approximately $2.3 million compared to $3.3 million as of December 31, 2024.
•	Subsequent to quarter end we received $1.2 million from a registered direct offering which included participation by some of our directors.

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Event:   VolitionRx Limited Second Quarter 2025 Earnings and Business Update Conference Call

Date:     Friday, August 15, 2025

Time:    8:30 a.m. U.S. Eastern Time/2.30 p.m. Central European Time

U.S. & Canada Dial-in: 1-877-407-9716 (toll free)

U.K. Dial-in: 0 800 756 3429 (toll free)

Toll/International: 1-201-493-6779

Conference ID: 13755349

Louise Batchelor, Group Chief Marketing & Communications Officer will host the call along with Cameron Reynolds, President and Group Chief Executive Officer of Volition, Terig Hughes, Group Chief Financial Officer and Dr. Andrew Retter, Chief Medical Officer. The call will provide an update on important events that have taken place in the second quarter of 2025 and upcoming milestones.

A live audio webcast of the conference call will also be available on this link. In addition, a telephone replay of the call will be available until August 29, 2025. The replay dial-in numbers are 1-844-512-2921 (toll-free) in the U.S. and Canada and 1-412-317-6671 (toll) internationally. Please use replay pin number 13755349.

About Volition

Volition is a multi-national company focused on advancing the science of epigenetics. Volition is dedicated to saving lives and improving outcomes for people and animals with life-altering diseases through earlier detection, as well as disease and treatment monitoring.

Through its subsidiaries, Volition is developing and commercializing simple, easy to use, cost-effective blood tests to help detect and monitor a range of diseases, including some cancers and diseases associated with NETosis, such as sepsis. Early detection and monitoring have the potential not only to prolong the life of patients, but also to improve their quality of life.

Volition's research and development activities are centered in Belgium, with an innovation laboratory and office in the U.S. and an office in London.

The contents found at Volition's website address are not incorporated by reference into this document and should not be considered part of this document. Such website address is included in this document as an inactive textual reference only.

Media Enquiries:

Louise Batchelor, Volition, mediarelations@volition.com +44 (0)7557 774620

Investor Relations:

Jeremy Feffer, LifeSci Advisors, jfeffer@lifesciadvisors.com +1-212-915-2568

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Safe Harbor Statement

Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as “expects,” “anticipates,” “intends,” “plans,” “aims,” “targets,” “believes,” “seeks,” “estimates,” “optimizing,” “potential,” “goal,” “suggests,” “could,” “would,” “should,” “may,” “will” and similar expressions identify forward-looking statements. These forward-looking statements relate to, among other topics, Volition’s expectations related to revenue opportunities and growth, the effectiveness and availability of Volition’s blood-based diagnostic, prognostic and disease monitoring tests, Volition’s ability to develop and successfully commercialize such test platforms for early detection of cancer and other diseases as well as serving as a diagnostic, prognostic or disease monitoring tools for such diseases, Volition’s success in securing licensing and/or distribution agreements with third parties for its products, and Volition’s expectations regarding the terms of such agreements. Volition’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties, including, without limitation, results of studies testing the efficacy of its tests. For instance, if Volition fails to develop and commercialize diagnostic, prognostic or disease monitoring products, it may be unable to execute its plan of operations. Other risks and uncertainties include Volition’s failure to obtain necessary regulatory clearances or approvals to distribute and market future products; a failure by the marketplace to accept the products in Volition’s development pipeline or any other diagnostic, prognostic or disease monitoring products Volition might develop; Volition’s failure to secure adequate intellectual property protection; Volition will face fierce competition and Volition’s intended products may become obsolete due to the highly competitive nature of the diagnostics and disease monitoring market and its rapid technological change; downturns in domestic and foreign economies; and other risks, including those identified in Volition’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that Volition files with the Securities and Exchange Commission. These statements are based on current expectations, estimates and projections about Volition’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Nucleosomics™, Capture-PCR™, Capture-Seq™ and Nu.Q® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this press release are the property of their respective owners. Additionally, unless otherwise specified, all references to “$” refer to the legal currency of the United States of America.

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